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SPECIAL U.S. COUNSEL'S CONSENT
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To the Board of Directors and Shareholders
  of Amway Japan Limited:


We consent to the reference to our firm in this Registration Statement of Amway Japan Limited on Form F-3 under the heading "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




JONES, DAY, REAVIS & POGUE
Cleveland, Ohio


September 21, 1995